united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2013

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 10, 2013, Astoria Financial Corporation (the “Company”) completed its previously announced prepayment in full of all of its 9.75% Junior Subordinated Deferrable Interest Debentures due November 1, 2029 (the “Junior Subordinated Debentures”), all of which were owned by Astoria Capital Trust I, an affiliated Delaware trust (the “Trust”). In accordance with the optional prepayment provisions of the Indenture, dated as of October 28, 1999, between the Company and Wilmington Trust Company, as debenture trustee, the aggregate prepayment price for the Junior Subordinated Debentures was $133,578,307.46, which amount represented 103.413% of the principal amount of the Junior Subordinated Debentures to be prepaid plus $314,110.88 of accrued and unpaid interest on the Junior Subordinated Debentures up to, but excluding, May 10, 2013. Upon the Company’s prepayment of the Junior Subordinated Debentures, the Trust concurrently redeemed all of its outstanding 9.75% Capital Securities at a redemption price equal to 103.413% of the $125 million aggregate liquidation amount of the 9.75% Capital Securities to be redeemed, plus accumulated and unpaid distributions up to, but not including, May 10, 2013.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Thomas E. Lavery
Thomas E. Lavery Senior Vice President and General Counsel

Dated: May 10, 2013